Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-3 of OpGen, Inc. of our report dated September 15, 2019 relating to the financial statements of the Curetis Business, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Munich, Germany

February 5, 2020

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Dietmar Eglauer	/s/ ppa. Andreas Schuster
Dietmar Eglauer	ppa. Andreas Schuster
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)